UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Pacific Premier Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1600 Sunflower Avenue
Costa Mesa, California 92626
714-431-4000

May 3, 2007

Fellow Shareholders:

On behalf of the Board of Directors and management of Pacific Premier Bancorp, Inc. (the “Company”), you are cordially invited to attend the Annual Meeting of Shareholders of the Company (“Annual Meeting”). The Annual Meeting will be held on Wednesday, May 23, 2007, at 9:00 a.m., Pacific Time, at the corporate headquarters of Pacific Premier Bank located at 1600 Sunflower Avenue, Costa Mesa, California 92626.

An important aspect of the Annual Meeting is the shareholder vote on corporate business items. The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company will be present at the Annual Meeting to respond to any questions that you may have regarding the business to be transacted.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends that you vote “FOR” the director nominees specified under Item 1 and “FOR” the appointment of Vavrinek, Trine, Day & Co., LLP as the independent auditors of the Company for the fiscal year ended December 31, 2007 specified under Item 2.

We encourage you to attend the Annual Meeting in person if it is convenient for you to do so. If you are unable to attend, it is important that you promptly sign, date and return the enclosed proxy card in the enclosed postage-paid envelope, or vote via telephone or the Internet. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the transaction of business.

On behalf of the Board of Directors and all of the employees of Pacific Premier Bancorp, Inc., we thank you for your continued support.

Best Regards,

Steven R. Gardner
President and Chief Executive Officer

PACIFIC PREMIER BANCORP, INC.

1600 Sunflower Avenue
Costa Mesa, California 92626
714-431-4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 23, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (“Annual Meeting”) of Pacific Premier Bancorp, Inc. (“the Company”) will be held on Wednesday, May 23, 2007 at 9:00 a.m., local time, at the corporate headquarters of Pacific Premier Bank located at 1600 Sunflower Avenue, Costa Mesa, California, to consider and act upon the following matters:

1.                To elect two (2) directors, each for a three-year term, or until their successors are elected and qualified;

2.                To ratify the appointment of Vavrinek, Trine, Day & Co., LLP as the independent auditor of Pacific Premier Bancorp, Inc.(the “Company”) for the fiscal year ended December 31, 2007; and

3.                To transact such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting. Management is not aware of any other such business.

The Board of Directors has fixed March 30, 2007 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

By Order of the Board of Directors,

John Shindler
Corporate Secretary/EVP/CFO
Costa Mesa, California
May 3, 2007

IMPORTANT: Whether or not you expect to attend the Annual Meeting, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or by mail using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Annual Meeting and will save Pacific Premier Bancorp, Inc. the expense of additional solicitation. Sending in your proxy will not prevent you from voting your shares in person at the Annual Meeting if you desire to do so. Your proxy is revocable at your option in the manner described in the Proxy Statement.

PACIFIC PREMIER BANCORP, INC.

1600 Sunflower Avenue
Costa Mesa, California 92626

PROXY STATEMENT

For 2007 Annual Meeting of Shareholders
To Be Held on Wednesday, May 23, 2007

Our board of directors (the “Board of Directors” or the “Board”) is soliciting proxies to be voted at our Annual Meeting of Shareholders (“Annual Meeting”) on May 23, 2007, at 9:00 a.m., and at any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The Notice, this Proxy Statement and the form of proxy enclosed are first being sent to shareholders on or about May 3, 2007. As used in this Proxy Statement, the terms “Company,” “we,” “us” and “our” refer to Pacific Premier Bancorp, Inc. and the term “Bank” refers to Pacific Premier Bank.

Questions and Answers about these Proxy Materials and the Annual Meeting:

Question: Why am I receiving these materials?

Answer: Our Board of Directors is providing these proxy materials to you in connection with the Annual Meeting of Shareholders, to be held on May 23, 2007. As a shareholder, you are invited to attend our Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Question: What information is contained in this Proxy Statement?

Answer: This information relates to the proposals to be voted on at our Annual Meeting, the voting process, compensation of our directors and most highly paid executives, and certain other required information.

Question: Who is soliciting my vote pursuant to this Proxy Statement?

Answer: Our Board of Directors is soliciting your vote at our 2007 Annual Meeting.

Question: Who is entitled to vote?

Answer: Only shareholders of record at the close of business on March 30, 2007 will be entitled to vote at our Annual Meeting.

Question: How many shares are eligible to be voted?

Answer: As of the record date of March 30, 2007, we had 5,213,488 shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the two (2) directors to be elected and one vote on each other matter to be voted on at our Annual Meeting.

Question: What am I voting on?

Answer: You are voting on the following matters:

•                    The election of two (2) directors. Our nominees are Steven R. Gardner and Jeff C. Jones.

•                    Ratification of the appointment by our Board’s Audit Committee of Vavrinek, Trine, Day & Co., LLP (“VTD”) as the Company’s independent auditor for 2007.

Question: How does our Board recommend that I vote?

Answer: Our Board recommends that you vote “FOR” each director nominee and “FOR” the ratification of the Audit Committee’s appointment of Vavrinek, Trine, Day & Co., LLP as independent auditor.

Question: How many votes are required to hold the Annual Meeting and what are the voting procedures?

Answer: Quorum Requirement: As of the record date, 5,213,488 shares of the Company’s common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

Required Votes: Each outstanding share of our common stock is entitled to one vote on each proposal at the Annual Meeting.

•                    Election of Directors: If there is a quorum at our Annual Meeting, the two (2) nominees who receive the greatest number of votes cast for directors will be elected. There is no cumulative voting for our directors.

•                    Ratification of Independent Auditors: If there is a quorum, each of these actions will be approved if the number of votes cast in favor of the proposed action exceeds the number of votes cast against it.

If there is a quorum at the meeting, abstentions and broker non-votes will have no impact on the election of directors or the approval of the other proposed actions at the meeting.

Question: How may I cast my vote?

Answer: If you are the shareholder of record: You may vote by one of the following four methods (as instructed on the enclosed proxy card):

•                    in person at the Annual Meeting,

•                    via the Internet,

•                    by telephone, or

•                    by mail.

Whichever method you use, the proxies identified on the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form: You must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement and our Annual Report. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to our Annual Meeting.

Question: How may I cast my vote over the Internet or by telephone?

Answer: Voting over the Internet: If you are a shareholder of record, you may use the Internet to transmit your vote up until 11:59 P.M. Eastern Time May 22, 2007. Visit www.voteproxy.com and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting by Telephone: If you are a shareholder of record, you may call 1-800-776-9437 and use any touch-tone telephone to transmit your vote up until 11:59 P.M. Eastern Time May 22, 2007. Have your proxy card in hand when you call and then follow the instructions.

If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Question: How may a shareholder nominate someone at the Annual Meeting to be a director or bring any other business before the Annual Meeting?

Answer: The Company’s bylaws require advance notice to the Company if a shareholder intends to attend an annual meeting of shareholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a shareholder of record within the time period established in the bylaws and described in each year’s proxy statement.

Question: How may I revoke or change my vote?

Answer: If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•                    submitting a new proxy card,

•                    delivering written notice to our Secretary prior to May 22, 2007, stating that you are revoking your proxy, or

•                    attending the Annual Meeting and voting your shares in person.

Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.

Question: Who is paying for the costs of this proxy solicitation?

Answer: Our Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of our Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We have retained American Stock Transfer & Trust Co. to assist in the solicitation at a cost of approximately $3,500, plus payment of reasonable out-of-pocket expenses incurred by American Stock Transfer & Trust Co.

Question: Who will count the votes?

Answer: American Stock Transfer & Trust Co., our inspector of elections for the Annual Meeting, will receive and tabulate the ballots and voting instruction forms.

Question: What happens if the Annual Meeting is postponed or adjourned?

Answer: Your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

Question: How can I obtain the Company’s Corporate Governance information?

Answer:   Our Company’s Corporate Governance information is available on our Investor Relations website at www.ppbi.net/ir. Our shareholders may also obtain written copies at no cost by writing to us at 1600 Sunflower Avenue, Costa Mesa, California 92626, Attention: Investor Relations Department, or by calling (714) 431-4000.

INFORMATION ABOUT THE MEETING

Our Annual Meeting will be held at 9:00 a.m. (local time) on Wednesday, May 23, 2007, at Pacific Premier Bancorp, Inc.’s Corporate Headquarters located at 1600 Sunflower Avenue, Costa Mesa, California 92626.

ITEM 1. ELECTION OF DIRECTORS

Board Nominees

The Company’s Board of Directors has nominated each of the following persons for election as a director. Each nominee is currently a director of the Company and each has indicated that he is willing and able to continue to serve as a director. We have provided biographical and other information on each of the nominees beginning on page 4 of this Proxy Statement.

Steven R. Gardner	Jeff C. Jones

If any nominee becomes unable or unwilling to serve, which is not anticipated, the accompanying proxy may be voted for the election of such other person as shall be designated by the Nominating and Corporate Governance (“Nominating Committee”) of our Board of Directors. Proxies granted may not be voted for a greater number of nominees than the two (2) named above. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR each of the nominees listed above.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” EACH OF THE NOMINEES.

Nominated Directors

Below is information regarding each of our nominated directors, both of whom have been nominated for re-election at the Annual Meeting.

Steven R. Gardner, 46, has been the President and Chief Executive Officer of the Company and the Bank since the third quarter of 2000, and has served as a director of the Company since 2000. Prior to joining us in February 2000 as Chief Operating Officer, Mr. Gardner was Senior Vice President of Lending at Hawthorne Savings since 1997. Mr. Gardner has served in management positions in credit administration, portfolio management, lending production and operations as well as risk management for the past 23 years, including serving as Vice President of Loan Production and Operations Manager at Washington Mutual from 1994-1997 and District Loan Manager at California Federal Bank from 1992 to 1994. Mr. Gardner holds a B.A. from California State University Fullerton and attended graduate school at California State University Long Beach.

Jeff C. Jones, 52, has served as a member of the Company’s Board since July 2006. Mr. Jones is the past Managing Partner and current Executive Committee member of, and partner in, the regional accounting firm Moore Stephens Wurth Frazer and Torbet, LLP, which he has been with since 1977. Mr. Jones has over 29 years experience in servicing small and medium sized business clients primarily within the real estate, construction, and agricultural industries. Mr. Jones is a past president of Inland Exchange, Inc, an accommodator corporation and has served on the Board of Directors of Moore Stephens North America, Inc.  Mr. Jones holds a BS in Business Administration degree from Lewis and Clark College in Portland, Oregon, and a Masters of Business Taxation from Golden Gate University.  Mr. Jones is a CPA in California and licensed as a Life Insurance agent and holds a Series 7 securities license.

Continuing Directors

Kenneth A. Boudreau, 57, has served as a member of the Company’s Board since 2005. Mr. Boudreau is the President and Chief Executive Officer of M. C. Gill Corporation, a manufacturing concern in El Monte, California. Mr. Boudreau joined M. C. Gill Corporation in 1996 as its Chief Financial Officer, assumed progressive responsibilities over time, and was named to his current position in 2002. Mr. Boudreau had previously been employed by The Quikset Organization in Irvine for 15 years where he was initially hired as their controller and advanced to lead their subsidiaries with $40 million in revenues. Mr. Boudreau is a CPA in California, and was employed by Deloitte & Touche before joining The Quikset Organization. He obtained his B.A. degree in Business Administration from California State University Fullerton.

John D. Goddard, 68, has served as a director of the Company since 1988. Mr. Goddard has been a public accountant for the past 43 years. Mr. Goddard was initially employed by W.C. Brassfield, CPA from 1962 to 1965 and then formed the partnership, Brassfield and Goddard, CPAs in 1965 and continued practicing until September 1976. The firm incorporated into Goddard Accountancy Corporation, CPAs where Mr. Goddard served as President since September 1976 and practiced until December 2003. The corporation merged with the firm of Soren McAdam Christrenson, LLP in January 2004. Mr. Goddard retired January 1, 2007 from full-time practice as a Certified Public Accountant.

David L. Hardin, 53, has served as a director for the Company since April 2007. Mr. Hardin has been the President and Chief Executive Officer of HRE Mortgage, Inc. the parent company of Covenant Mortgage which was founded in 2004. Additionally, he is Chief Executive Officer of Elite Construction Group which was founded in late 2006. Prior to that, Mr. Hardin was Executive Vice President, Chief Banking Officer of at Hawthorne Savings from 1993 to 2003. Additionally, Mr. Hardin has served in management positions in retail banking, lending production and operations as well as sitting on various management loan committees for the past 23 years, including serving as an executive at World Savings, Columbia Savings, Valley Federal Savings and Downey Savings. Mr. Hardin holds a B.A. from California State University Fullerton.

Michael L. McKennon, 46, has served as a director of the Company since 2004. Mr. McKennon is a founding partner of the Irvine, California accounting firm of McKennon Wilson & Morgan LLP, a registered firm of the Public Company Accounting Oversight Board. Mr. McKennon, a CPA in the state of California, has been responsible for the firm’s audit and accounting practice since 1998. Mr. McKennon was previously employed by the accounting firm of PricewaterhouseCoopers LLP and Arthur Andersen & Co. Mr. McKennon has 24 years experience in private and public accounting, auditing and consulting for real estate development, mortgage banking, manufacturing, and software clients in Southern California. He obtained his B.A. degree in Business Administration from California State University Fullerton.

Ronald G. Skipper, 66, has been Chairman of the Board of the Company since 1997 and a member of the Company’s Board since 1983. Mr. Skipper is a self-employed attorney and has been practicing law for 35 years. Mr. Skipper also serves on the Board of Directors of Stater Bros. Markets Corporation, a supermarket company. He is general counsel to the National Orange Show Board of Directors of San Bernardino County and has served on numerous Boards of Directors including: The University of California, Hastings College of Law 1066 Foundation, California State University, San Bernardino Foundation and St. Bernadine’s Hospital Foundation.

Named Executives

John Shindler, 51, EVP/Chief Financial Officer and Treasurer—hired in December of 2000 as Controller and promoted to CFO in the third quarter of 2002. Mr. Shindler serves as Chairman of our Asset Liability Committee and IAR Committee. Prior to joining the Bank, Mr. Shindler worked as a division controller for IXL, an Internet solution company, for approximately a year. Prior to that, he worked for Long Beach Acceptance Corp., an indirect auto lender, for more than three years. He started as a division controller and then was promoted to Regional Vice President of Operations. Mr. Shindler has 14 years of experience as controller or treasurer of various companies, 11 of which were spent at financial institutions.

Eddie Wilcox, 40, EVP/Chief Banking Officer—was hired in August 2003 as the Bank’s Senior Vice President and Chief Credit Officer. In September of 2004, Mr. Wilcox was promoted to Executive Vice President and was responsible for overseeing loan and deposit production. In the forth quarter of 2005, Mr. Wilcox was promoted to Chief Banking Officer and assumed responsibility of the branch network. Prior to joining us, Mr. Wilcox served as Loan Production Manager at Hawthorne Savings for two years and as the Secondary Marketing Manager at First Fidelity Investment & Loan for five years. Mr. Wilcox has an additional nine years of experience in real estate banking including positions as Asset Manager, REO Manager and Real Estate Analyst at various financial institutions.

Corporate Governance

We value strong corporate governance principles and adhere to the highest ethical standards. These principles and standards, along with our core values of fairness and caring, assist us in achieving our corporate mission. To foster strong corporate governance and business ethics, our Board of Directors continues to take many steps to strengthen and enhance our corporate governance practices and principles. To that end, we have adopted Corporate Governance Guidelines to achieve the following goals:

-         to promote the effective functioning of the Board;

-         to ensure that the Company conducts all of its business in accordance with the highest ethical and legal standards; and

-         to enhance shareholder value.

The full text of our Corporate Governance Guidelines is available on our website at www.ppbi.net/ir. Our shareholders may also obtain a written copy of the guidelines at no cost by writing to us at 1600 Sunflower Avenue, Costa Mesa, California 92626, Attention: Investor Relations Department, or by calling (714) 431-4000.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) of our Board of Directors administers our Corporate Governance Guidelines, reviews performance under the guidelines and the content of the guidelines annually and, when appropriate, recommends updates and revisions to our Board of Directors.

Board of Directors Independence

We currently have seven (7) directors, which are divided into three classes. Directors are elected for staggered terms of three years and serve until their successors are elected and qualified. Our Corporate Governance Guidelines require that the Board consist predominantly of non-management directors. This means directors who are not currently, and have not been, employed by us during the most recent three years. Currently, our Chief Executive Officer is our only director who is also a member of management. In March 2007, Kent G. Snyder, a former director of the Company, elected to resign from the Board. On April 25, 2007, the Company appointed David L. Hardin to the Board.

Our Corporate Governance Guidelines require that a majority of the Board consist of independent directors as defined under the Nasdaq Global Market’s (the “Nasdaq”) rules. No director will be “independent” unless the Board affirmatively determines that the director meets the categorical standards set forth in the Nasdaq rules and otherwise has no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

Our Nominating Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with the Nasdaq rules. In 2006, the Company’s Board determined that Kenneth A. Boudreau, John D. Goddard, Jeff C. Jones, Michael L. McKennon, Ronald G. Skipper, and Kent G. Snyder are independent and have no material relationships with the Company. In addition, the Board concluded that Mr. Gardner is not independent because he is a current Company officer.

In connection with its review, the Board examined certain relationships between Mr. McKennon and the Company, in particular, the two loans his partnership has with the Bank, and determined that the relationships were immaterial. The Board also examined certain relationships between Mr. Jones and the Company, in particular, the loan his partnership has with the Bank, and determined that the relationships were immaterial.

Responsibilities of the Board of Directors

In addition to each director’s basic duties of care and loyalty, the Company’s Board of Directors has separate and specific obligations enumerated in our Corporate Governance Guidelines. Among other things, these obligations require directors to effectively monitor management’s capabilities, compensation, leadership and performance, without undermining management’s ability to successfully operate the business. In addition, our Board and its committees have the authority to retain and establish the fees of outside legal, accounting or other advisors, as necessary, to carry out their responsibilities.

Our directors are expected to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. As a result, our directors must disclose all business relationships with the Company and with any other person doing business with us to the entire Board and to recuse themselves from discussions and decisions affecting those relationships. We periodically solicit information from directors in order to monitor potential conflicts of interest and to confirm director independence.

Communication With Directors

Individuals may submit communications to any individual director, including our presiding Chairman, our Board as a group, or a specified Board committee or group of directors, including our non-management directors, by sending the communications in writing to the following address: Pacific Premier Bancorp, Inc., 1600 Sunflower Avenue, Costa Mesa, California 92626. All correspondence should indicate to whom it is addressed. The Company’s Corporate Secretary will sort the Board correspondence to classify it based on the following categories into which it falls: shareholder correspondence, commercial correspondence, regulator correspondence or customer correspondence. Each classification of correspondence will be handled in accordance with a policy unanimously approved by the Board.

Director Nomination Process

Our Nominating Committee is responsible for reviewing with the Board annually the appropriate skills and characteristics required of our Board members, and for selecting, evaluating and recommending nominees for election by our shareholders. The Nominating Committee has authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.

In evaluating nominees for director, the Nominating Committee considers such other relevant factors as it deems appropriate, including the current composition of the Board, the need for Audit Committee expertise, the director qualification guidelines set forth in the Company’s Corporate Governance Policy and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating Committee, in concert with the Company’s Chief Executive Officer, interviews prospective nominees in person or by telephone. After completing its evaluation, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.

Our shareholders may propose director candidates for consideration by the Company’s Nominating Committee by submitting the individual’s name and qualifications to our Secretary at 1600 Sunflower Avenue, Costa Mesa, CA 92626. Our Nominating Committee will consider all director candidates properly submitted by our shareholders in accordance with our bylaws and Corporate Governance Guidelines. Shareholders who wish to nominate candidates for election to our Board at our Annual Meeting of Shareholders must follow the procedures outlined in “Shareholder Proposals for the 2008 Annual Meeting” set forth on page 30 of this Proxy Statement.

Board Meetings and Executive Sessions

Our Board of Directors currently holds twelve full Board meetings each year. All of our directors are encouraged to attend each meeting in person. Our management provides all directors with an agenda and appropriate written materials sufficiently in advance of the meetings to permit meaningful review. Any director may submit topics or request changes to the preliminary agenda as he or she deems appropriate in order to ensure that the interests and needs of non-management directors are appropriately addressed. To ensure active and effective participation, all of our directors are expected to arrive at each Board and committee meeting having reviewed and analyzed the materials for the meeting.

It is the Company’s policy that the independent directors of the Company meet in executive sessions without management at least twice on an annual basis in conjunction with regularly scheduled board meetings. Executive sessions at which the independent directors meet with the Chief Executive Officer also may be scheduled.

Director Attendance at Company Annual Meetings

All of our directors are encouraged to attend every Company annual meeting of shareholders. To help ensure that our directors are available at the time of the annual meeting, we typically schedule Board and Board committee meetings on the day of the annual meeting. All of our directors attended our annual meeting of shareholders held on May 31, 2006.

Director Contact with Management

All of our directors are invited to contact our Chief Executive Officer at any time to discuss any aspect of our business. In addition, there generally are frequent opportunities for directors to meet with other members of our management team.

Corporate Code of Business Conduct and Ethics

We have implemented a Code of Business Conduct and Ethics applicable to our directors, Chief Executive Officer, Chief Financial Officer, our other senior management, and to all of our officers and employees. Our Code of Business Conduct and Ethics provides fundamental ethical principles to which these senior financial officers are expected to adhere. Our Code of Business Conduct and Ethics operates as a tool to help our directors, officers, and employees understand and adhere to the high ethical standards required for employment by, or association with, the Company and the Bank. Our Code of Business Conduct and Ethics is available on our Investor Relations website at www.ppbi.net/ir. Our shareholders may also obtain written copies at no cost by writing to us at 1600 Sunflower Avenue, Costa Mesa, California 92626, Attention: Investor Relations Department, or by calling (714) 431-4000. Any future changes or amendments to our Code of Business Conduct and Ethics and any waiver that applies to one of our senior financial officers or a member of our Board of Directors will be posted to our Investor Relations website.

Board Meetings and Attendance

During 2006, our Board of Directors met twelve times. All of our directors attended at least 80% of the meetings of our Board and the meetings held by committees on which he served.

Committees of the Board of Directors

Nominating & Corporate
Audit	Compensation	Governance
Kenneth A. Boudreau	John D. Goddard	John D. Goddard
Jeff C. Jones	Ronald G. Skipper *	Ronald G. Skipper *(2)
Michael L. McKennon *	Kent G. Snyder (1)	Kent G. Snyder *(1)
4 meetings	2 meetings	1 meeting
held in 2006	held in 2006	held in 2006

*                                         Chairperson

(1)                               Effective April 26, 2007, Kenneth A. Boudreau replaced Kent G. Snyder on the Compensation and Nominating & Corporate Governance Committees.

(2)                               Effective April 26, 2007, Ronald G. Skipper replaced Kent G. Snyder as Chairperson on the Nominating & Corporate Governance Committee.

A description of the general functions of each of the Company’s Board committees and the composition of each committee is below.

Audit Committee.   The Audit Committee is responsible for selecting and communicating with the independent auditors, reporting to the Board on the general financial condition of the Company and the results of the annual audit, and ensuring that the Company’s activities are being conducted in accordance with applicable laws and regulations. The internal auditor of the Bank participates in the Audit Committee meetings.

No member of the Audit Committee receives any consulting, advisory or other compensation fee from the Company other than fees for service as member of the Board of Directors, committee member or officer of the Board. Each of the Audit Committee members is considered “independent” under the Nasdaq listing standards and rules of the Securities and Exchange Commission (“SEC”). The Board of Directors has determined that Mr. McKennon satisfies the requirements established by the SEC for qualification as an “audit committee financial expert”.

Compensation Committee.   The Compensation Committee reviews the amount and composition of director compensation from time to time and makes recommendations to the Board when it concludes changes are needed. In recommending director compensation, the Compensation Committee considers the potential negative effect on director independence if director compensation and perquisites exceed customary levels. The Compensation Committee also has (i) oversight responsibility for the Bank’s compensation policies, benefits and practices, (ii) reviews and the Chief Executive Officer’s recommendations concerning individual incentive awards of officers directly reporting to him, (iii) approves all stock option and restricted stock grants, (iv) has oversight responsibility for management planning and succession, and (v) determines the annual compensation amount and the annual bonus, stock option and restricted stock grants of the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”).

Nominating and Corporate Governance Committee.   The Nominating Committee has oversight responsibility for candidates to be nominated as directors and to determine satisfaction of independence requirements.  The Nominating Committee has adopted a written charter. A copy of the charter and the Company’s Corporate Governance policy can both be found on the Company’s website at www.ppbi.net under the Investor Relations section.

The Nominating Committee considers candidates for director suggested by its members and other directors of the Company, as well as management and shareholders. Our Nominating Committee will consider all director candidates properly submitted by our shareholders in accordance with our Corporate Governance Guidelines. The Nominating Committee has authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.

In evaluating nominees for director, the Nominating Committee considers such other relevant factors as it deems appropriate, including the current composition of the Board, the need for Audit Committee expertise, the director qualification guidelines set forth in the Company’s Corporate Governance Policy and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating Committee, in concert with the Company’s Chief Executive Officer, interviews prospective nominees in person or by telephone. After completing its evaluation, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.

Compensation Committee Interlocks and Insider Participation

None of the executive officers of the Company or the Bank serves on the Compensation Committee of the Board of Directors of the Company or any compensation committee of any other company.

Committee Independence and Additional Information

The Company’s Audit, Nominating and Compensation Committees are currently composed entirely of “independent” directors, as defined by our Corporate Governance Guidelines and applicable Nasdaq and SEC rules and regulations. Our Compensation Committee does not have a written charter, however, our Audit and Nominating Committees each have a written charter, which may be obtained on our website at www.ppbi.net/ir. Company shareholders may also obtain written copies of the charters at no cost by writing to us at 1600 Sunflower Avenue, Costa Mesa, California 92626, Attention: Investor Relations Department, or by calling (714) 431-4000.

The Chair of each committee is responsible for establishing committee agendas. The agenda, meeting materials and the minutes of each committee meeting are furnished in advance to all of our directors, and each committee chair reports on his or her committee’s activities to the full Board.

PRINCIPAL HOLDERS OF COMMON STOCK

The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company’s outstanding shares of Common Stock on the record date or as represented by the owner or as disclosed in certain reports regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission (“SEC”), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that beneficially owns more than 5% of the Company’s Common Stock as of the Record Date.

		Amount and
		Nature of
		Beneficial	Percent
Title of Class	Name and Address of Beneficial Owner	Ownership	of Class (1)
Common Stock	Heartland Advisors, Inc.	516,219 (2)	9.90%
	789 North Water Street
	Milwaukee, WI 53202
Common Stock	Thomson Horstmann & Bryant, Inc.	409,583 (3)	7.86%
	Park 80 West, Plaza One
	Saddle Brook, NJ 07663
Common Stock	Friedman, Billings, Ramsey Group, Inc.	272,161 (4)	5.22%
	1001 19th Street North
	Arlington, VA 22209

1)              As of March 30, 2007, there were 5,213,488 shares of Company common stock outstanding on which Percentage of Class is based.

2)              As disclosed on a Schedule 13G filed on February 12, 2007.

3)              As disclosed on a Schedule 13G filed on January 19, 2007.

4)              As disclosed on a Schedule 13G filed on February 14, 2007.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

This table and the accompanying footnotes provide a summary of the beneficial ownership of our common stock as of March 30, 2007, by (i) our directors, (ii) our Chief Executive Officer, (iii) our Chief Financial Officer, (iv) our other Named Executive and (v) all of our current directors and executive officers as a group. The following summary is based on information furnished by the respective directors and officers.

Each person individually owns less than 3% of the outstanding shares and voting power of our common stock, and our directors and executive officers as a group hold approximately 5.5%. Each person has sole voting and investment power with respect to the shares he beneficially owns.

			Total		Total
	Common	Options	Beneficial	Restricted	Stock-Based
Name	Stock	Exercisable (1)	Ownership (2)	Stock (3)	Ownership (4)
	A	B	C	D	E
Kenneth A. Boudreau	3,067	—	3,067	1,333	4,400
John D. Goddard	45,181	14,500	59,681	1,333	61,014
Jeff Jones	3,600	—	3,600	2,000	5,600
Michael L. McKennon	5,667	8,000	13,667	1,333	15,000
Ronald G. Skipper	33,862	14,500	48,362	1,333	49,695
Kent G. Snyder (5)	119,517	14,000	133,517	1,333	134,850
Steven R. Gardner	57,802	165,000	222,802	5,000	227,802
John Shindler	10,767	44,000	54,767	1,333	56,100
Eddie Wilcox	6,729	40,000	46,729	1,667	48,396
Stock Ownership of all Directors and Executive Officers as a Group (9 persons)	286,192	300,000	586,192	16,665	602,857

1)              In accordance with applicable SEC rules, only options that are exercisable within 60 days after March 30, 2007 are included in this column.

2)              The amounts in this column are derived by adding shares and options listed in columns A and B of the table.

3)              This column includes unvested shares of restricted stock.

4)              The amounts contained in this column are derived by adding the amounts in columns C and D of the table.

5)              Kent G. Snyder resigned from the Boards of the Company and the Bank on March 30, 2007.

Compensation of Non-Employee Directors

The Company’s Board of Directors, acting upon a recommendation from the Compensation Committee, annually determines the non-employee directors’ compensation for serving on the Board and its committees. In establishing director compensation, the Board and the Compensation Committee are guided by the following goals:

•       Compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;

•       Compensation should align the directors’ interests with the long-term interests of shareholders; and

•       Compensation should assist with attracting and retaining qualified directors.

The Compensation Committee of the Company was comprised of Messrs. Skipper, Snyder and Goddard for 2006, each of whom is “independent” as defined under the Nasdaq listing standards. The Compensation Committee held two meetings during 2006, at which all members were present. The Compensation Committee (i) has oversight responsibility for the Bank’s compensation policies, benefits and practices; (ii) reviews the Chief Executive Officer’s recommendations concerning individual incentive awards of officers directly reporting to him; (iii) approves all stock option and restricted stock grants; (iv) has oversight responsibility for management planning and succession; and (v) determines the annual compensation amount and the annual bonus, stock option and restricted stock grants of the CEO and CFO. The Compensation Committee may from time to time retain independent compensation consultants to assist it in the exercise of its responsibilities, including developing compensation plans and providing comparative data regarding the Bank’s compensation policies.

The Compensation Committee and Board most recently completed this process in December 2006, and determined that our director compensation for 2007 should remain unchanged from 2006. The Company does not pay director compensation to directors who are also our employees. Below are the elements of compensation paid to nonemployee directors for their service on our Board:

Cash Compensation

Company non-employee directors receive the following cash payments for their service on our Board of Directors and Board committees:

•                    a monthly cash retainer of $450 for service on the Company Board;

•                    a monthly cash retainer of $2,000 for service on the Bank Board;

•                    a monthly cash retainer of $2,500 to the Chairman of the Board of the Bank;

•                    a monthly cash retainer of $2,300 to the Chairman of the Credit Committee of the Bank;

During 2006, the Company did not provide perquisites to any director in an amount that is reportable under applicable SEC rules and regulations. All non-employee directors are entitled to reimbursement for travel expense incurred in attending Board and Committee meetings.

Stock Compensation

Each non-employee director is eligible for a grant of either options to purchase Company common stock or shares of restricted stock issued from our 2004 Long-term Incentive Plan, as recommended by our Compensation Committee. The options and restricted stock that the Company awards to our directors vest in equal thirds over three years on each anniversary of the date of grant, subject to earlier vesting on termination of service in certain circumstances. All awards are made based on the closing market price on the date of grant.

Deferred Compensation

The Bank created a Directors’ Deferred Compensation Plan for non-employee directors in September 2006 which allows directors to defer their Board of Directors’ fees. The deferred compensation is credited with interest by the Bank at prime plus one percent and the accrued liability is payable upon retirement or resignation. The Directors’ Deferred Compensation Plan is unfunded. The Company is under no obligation to make matching contributions to the plan. As of December 31, 2006, the liability for the plan was $12,470 and the interest expense for 2006 was $470.

Long-Term Care Insurance Plan

The Bank implemented in September 2006 a Long-Term Care Insurance Plan for the named executive officers and directors of the Bank. The non-employee directors may elect not to participate in the insurance plan. For those who opt out, the amount of the insurance premium, up to $4,000 annually, will be recorded each month to their deferred compensation account with interest. The expense for 2006 was $7,211 for this plan.

In accordance with applicable SEC rules and regulations, the following table reports all compensation the Company paid to during 2006 to its non-employee directors.

Director Compensation in 2006

2006 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kenneth A. Boudreau	29,400	23,455	–	–	–	12,168	65,023
John D. Goddard	29,400	23,455	–	–	10	11,716	64,581
Jeff C. Jones (1)	14,700	22,925	–	–	10	11,487	49,122
Michael L. McKennon (2)	29,400	23,455	–	–	27	11,716	64,598
Ronald G. Skipper	35,400	23,455	–	–	–	11,715	70,570
Kent G. Snyder (3)	33,000	23,455	–	–	10	11,716	68,181
Sam Yellen (4)	12,250	– (5)	–	–	–	–	12,250

1)                Jeff C. Jones joined the Board in July 2006.

2)                Michael L. McKennon started deferring his Board fees in September 2006. The deferment program allows a director to defer their normal monthly Board fees into an account that earns the rate of Prime + 1%. At December 31, 2006, Mr. McKennon had deferred $8,000 and had earned $100.00 on that deferment.

3)                Kent G. Snyder retired from the Board in March 2007.

4)                Sam Yellen retired from the Board in June 2006.

5)                Restricted stock award of 2,000 shares valued at $23,454 had been granted to Mr. Yellen but was returned to the Company in connection with Mr. Yellen’s retirement from the Board as none had yet vested.

6)                Represents the above market earnings in fiscal 2006. Above market earnings represent earnings greater than 120% of the applicable federal long-term rate of 4.79%.

7)                All Other Compensation includes Tax Gross-Up on Restricted Stock granted and Long-Term Care Insurance Plan opt out amounts credited to the directors’ deferred compensation account. The amounts credited for the opt out of the Long-Term Care Insurance Plan were $1,333 for each of Messrs. Snyder, Goddard, and Jones, and $500 for Mr. McKennon.

8)                Stock awards are comprised of restricted stock awards. Each of Messrs. Boudreau, Goddard, McKennon, Skipper, and Snyder were awarded 2,000 shares, on February 16, 2006, at $11.73 each. Mr. Jones was awarded 2,000 shares, on September 8, 2006, at $11.46 each.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Company believes that the most effective executive compensation program is one that is aligned with achievement of its long-term and strategic goals. The Company intends for its compensation program to align executives’ interests with those of the shareholders by rewarding performance for implementing the various Company strategies, with the ultimate objective of improving shareholder value. The Company evaluates both performance and compensation to ensure that it maintains its ability to attract and retain employees in key positions, and to ensure that compensation provided to key employees keeps these employees focused on franchise value creation. To that end, the Company believes its executive compensation packages should include both cash and equity-based compensation.

Role of Executive Officers in Compensation Decisions

The Compensation Committee (the “Committee”) makes all compensation decisions for the CEO and the CFO set forth in the Summary Compensation Table. The CEO reviews the performance of the CFO annually and makes recommendations on salary adjustments and annual award amounts, which are presented to the Committee. The Committee then exercises its discretion and modifies any recommended adjustments or awards to the CFO, to align any such adjustment or award with the overall compensation philosophies of the Company. The compensation decisions of Mr. Wilcox, the Bank’s Chief Banking Officer (the “CBO”), are made by the CEO.

Setting Executive Compensation

Based on the foregoing objectives, the Company has structured its executive compensation to motivate executives to achieve the strategic plans set by the Company, and to reward the executives for achieving such goals.

Elements of 2006 Executive Compensation

For the fiscal year ended December 31, 2006, the principal elements of compensation for the CEO, CFO and CBO were:

•              Base salary;

•              Discretionary incentive compensation;

•              Long-term stock plan/equity grants;

•              Supplemental Employee Retirement plans; and

•              Perquisites and other personal benefits.

Base Salary

The Company provides the CEO, CFO, CBO and all other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for the CFO and CBO are determined by using market assessments and internal evaluations for each executive based on his position, experience, anticipated contributions and responsibilities.

As part of its review of base salaries for the CFO and CBO, the Committee and the CEO consider:

•              market data provided by public proxy information which may be confirmed or reviewed by independent sources;

•              scope of the roles, duties and responsibilities of the executive and the impact these duties have on the Company; and

•              individual performance of the executive.

Chief Executive Officer.   The Company and the Bank hired Mr. Gardner in February 2000 as Chief Operating Officer. Mr. Gardner was promoted to President and CEO in August 2000. The President/CEO base salary for 2006 was $300,000. Each of the Company and Bank entered into an employment agreement with Mr. Gardner on January 5, 2004. These contracts were extended for one year at the same terms on January 5, 2007. The Bank’s employment agreement provides for a base salary of $300,000 and $300,000 for 2006 and 2007, respectively, and the Company’s employment agreement provides for a vehicle and the related expenses.

In determining Mr. Gardner’s salary, the Compensation Committee took into consideration comparable compensation for salary, bonus and other compensation for publicly traded West Coast banks and thrifts along with Mr. Gardner’s relative years of service and experience as a CEO as well as his performance since becoming President/CEO of the Company and Bank. In determining Mr. Gardner’s incentive compensation for 2006, the Company’s Chairman of the Board and the Chairman of the Compensation Committee reviewed Mr. Gardner’s performance during 2006 as President and CEO. Based upon that review and Mr. Gardner’s implementation and achievement of the Company’s strategic plan in 2006, the Compensation Committee approved an incentive award to Mr. Gardner of $300,000. Mr. Gardner also participates in other benefit plans available to all employees, including the 401(k) Plan and the 2004 Long-Term Incentive Plan.

Salary levels are typically reviewed annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

Annual Incentive Compensation

The Company’s incentive compensation program is designed to provide cash (short-term) and equity-based (long-term) incentive compensation to:

•              promote high performance and achievement of the Company’s strategic plans by executive management and key employees;

•              encourage the growth of shareholder value; and

•              allow key employees to participate as an equity shareholder in the long-term growth and profitability of the Company.

The discretionary cash award for 2006, paid in January 2007, was $300,000, $60,000, and $125,000 for the CEO, CFO and CBO, respectively.

In December 2006, the Compensation Committee authorized the issuance of 125,000 options on the Company’s common stock to be issued on January 3, 2007. The Committee approved the issuance as follows:

•              CEO – 25,000;

•              CFO – 5,000;

•              CBO – 10,000;

•              Directors – 5,000 each;

•              All other employees (at the CEO’s discretion) – 55,000

Retirement and Other Benefits

The Bank provides one tax-qualified, broadly-based Employee Savings Plan (the “401(k) Plan”), to all employees and management of the Bank. Under the 401(k) Plan, employees may contribute from 1% to 50% of their compensation. In 2006, the Bank matched 100% of contributions for the first three percent contributed and 50% on the next two percent contributed. The amounts of contributions made to the 401(k) Plan by the Bank were approximately $155,000 for the year ended December 31, 2006, for all employees of the Bank and $21,285 to executives named in the Summary Compensation Table. See “All Other Compensation” below.

In addition, the Bank implemented in 2006 a non-qualified supplemental retirement plan (the “Salary Continuation Plan”) for the CEO and CFO. The Salary Continuation Plan is unfunded. The amount expensed in 2006 under the Salary Continuation Plan amounted to an aggregate of $74,520, $39,309 for Mr. Gardner and $35,211 for Mr. Shindler. As of December 31, 2006, $74,520 was recorded in other liabilities on the consolidated statements of condition for this plan.

Also in September 2006, the Bank implemented a Long-Term Care Insurance Plan for the named executive officers. The annual expense for this plan for the three executive officers is $7,420. The expense in 2006 for this plan was $2,473. See page 19.

Additionally the Company provides Mr. Gardner, per his employee agreement, a life insurance policy in the amount of $1.5 million and short-term disability policy. See “All Other Compensation” below.

Perquisites and Other Personal Benefits

The Company provides perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with the Company’s overall compensation objectives of attracting and retaining superior employees for key positions. The Committee annually reviews the levels of perquisites and other personal benefits provided to the CEO and CFO.

Perquisites provided for the CEO, CFO, or CBO may include, but are not limited to, the use of Company automobiles, auto allowance, travel and transportation accommodations, entertainment expenses, participation in the plans and programs described above.

Attributed costs of the perquisites received by the above individuals for the fiscal year 2006 are included in the “All Other Compensation” column and related footnotes of the “Summary Compensation Table” on page 19.

Employment Arrangements

Given the state of our industry and his unique position with the Company, Mr. Gardner has a Company employment agreement that provides him with benefits if he is terminated under certain circumstances before and after a change-in-control of the Company as detailed below.

Each of the Company and the Bank have entered into employment agreements with Mr. Gardner (“Employment Agreements”), which had an effective date January 5, 2004 and an expiration date of January 5, 2007. The Employment Agreements automatically extended for an additional one-year period upon the same terms and conditions on the expiration date. The Bank Employment Agreement provides that Mr. Gardner will receive an annual Base Salary of $300,000 in 2007 and the Company’s Agreement provides Mr. Gardner with the use of a vehicle and all related expenses. The Employment Agreements provide for termination by the Company and the Bank for cause at any time as defined in the Employment Agreements. In the event the Company or the Bank chooses to terminate Mr. Gardner for reasons other than cause, Mr. Gardner would be entitled to a severance payment equal to two-times his current base salary plus an amount equal to any incentive bonus received in the pervious year. In addition, if Mr. Gardner is terminated without cause at any time following a change-in-control of the Company or the Bank or resigns his employment within twelve (12) months following such a change-in-control, Mr. Gardner would be entitled to a severance payment equal to two-times his current base salary plus an amount equal to any incentive bonus received in the previous year.

In addition, the Salary Continuation Plan for Messrs. Gardner and Shindler provides for the acceleration of their benefits upon their termination due to a change in control. If this happens, Messrs. Gardner and Shindler would receive $1,481,294 and $740,647, respectively.

Salary Continuation Agreements

In addition, the Salary Continuation Plan for Messrs. Gardner and Shindler provides for the acceleration of their benefits upon their termination due to a change-in-control. If this happens, Messrs. Gardner and Shindler would receive $1,481,294 and $740,647, respectively. See ‘Salary Continuation Plan’, below.

Administration of the Company’s Compensation Program

The Company monitors its compensation program through the Committee. The Committee ensures that the total compensation paid to the Company’s CEO and CFO are appropriate given the Company’s compensation goals and philosophies, as well as the skill sets and abilities of each individual recipient. The Company, through the Committee, endeavors to ensure that CEO and CFO’s compensation and benefits are appropriate as compared to similar executive officers within the banking industry.

The Committee’s responsibilities are to:

•       establish the base salary, incentive compensation and any other compensation for the Company’s CEO and; review and approve the base salary, incentive compensation and other compensation for the CFO in consultation with the Company’s CEO;

•       monitor the Company’s management incentive and equity-based compensation plans, retirement and benefit plans and discharge the duties imposed on the Committee by the terms of those plans; and

•       perform other functions or duties deemed appropriate by the Board.

Compensation decisions for the CEO, CFO and the non-employee Directors are made by the Committee.

Accounting and Tax Considerations - Equity-Based Compensation

The Committee also considers the tax and accounting treatment of the various components of compensation, and although these considerations do not generally drive its decisions, the Committee generally strives to put the Company in the best position with respect to tax and accounting treatment. In particular, the Committee attempts to ensure that compensation to Named Executives is deductible under Section 162(m) of the Internal Revenue Code, although the Committee has reserved the right to provide compensation to Named Executives that is not deductible for income tax purposes as circumstances warrant.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis,” as it appears on pages 15 to 19, be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

COMPENSATION COMMITTEE
Ronald G. Skipper, Chair John D. Goddard

Summary Compensation Table

The following table shows the compensation of Steven R. Gardner, our principal executive officer, John Shindler, our principal financial officer, and Eddie Wilcox, our Chief Banking Officer for services to the Company or its subsidiary during the year ended December 31, 2006.

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven R. Gardner President and Chief Executive Officer	2006	300,000	300,000	87,885	–	39,309	–	53,493	780,687
John Shindler Executive Vice President and Chief Financial Officer	2006	150,000	60,000	23,436	–	35,211	–	18,281	286,928
Eddie Wilcox Executive Vice President and Chief Banking Officer	2006	175,000	75,000	29,295	–	–	–	24,533	303,828

Stock Awards

The Company’s 2006 Stock Awards consisted solely of restricted stock awards granted as detailed below.

	Restricted Stock	Restricted Stock
	Granted on	Granted on
	2/16/2006	4/24/2006
Number of Shares granted (#)	13,000	1,500
Price per Share ($)	$11.73	$11.53
Vesting	3 Years	3 Years

Option Awards

In 2006, the Company did not grant any stock options.

Non-Equity Incentive Compensation:

The Company’s Non-Equity Incentive Compensation consists solely of discretionary cash bonuses paid to the Named Executives. In the case of Mr. Gardner, the Non-Equity Incentive Compensation cannot exceed 100% of his base salary per his employment agreement.

All Other Compensation:

The amount of All Other Compensation reported for each Named Executive in the Summary Compensation Table above consisted of the following:

ALL OTHER COMPENSATION

Name and Principal Position	Year	401(k) Contributions	Auto(1)	Group Term Life	Other Insurance(2)	Tax Gross-up on Restricted Stock Awards	Total ($)
Steven R. Gardner	2006	6,000	4,987	448	3,125	38,933	53,493
President and Chief Executive Officer
John Shindler	2006	8,092	–	275	–	9,914	18,281
Executive Vice President and Chief Financial Officer
Eddie Wilcox	2006	7,192	4,800	149	–	12,392	24,533
Executive Vice President and Chief Banking Officer

1)              Mr. Gardner has the use of a Company leased vehicle and this amount represents the personal use by Mr. Gardner. Mr. Wilcox received an annual auto allowance of $4,800.

2)              Mr. Gardner is covered under a separate $1.5 million life insurance policy, for which the Bank pays $698.70 every six months. The Bank pays for a Short Term Disability policy for Mr. Gardner which costs $1,728 annually.

Grants of Plan-Based Awards in 2006

The table below shows all plan-based awards that the Company made during 2006 to the Named Executives.

2006 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/sh)

Steven R. Gardner President and Chief Executive Officer	2006	–	–	–	–	–	–	7,500	–	–
John Shindler Executive Vice President and Chief Financial Officer	2006	–	–	–	–	–	–	2,000	–	–
Eddie Wilcox Executive Vice President and Chief Banking Officer	2006	–	–	–	–	–	–	2,500	–	–

In 2006 the Company made only restricted stock grants. There were no options grants made during the year ended December 31, 2006.

Outstanding Equity Awards at the end of 2006

This table shows the equity awards that have been previously awarded to each of the Named Executives and which remained outstanding as of December 31, 2006.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Grant Date Fair Value of Stock Awards

Steven R. Gardner	75,000	–	–	$10.65	6/30/2014	7,500	91,350	–	–	87,885
President and Chief	25,000	–	–	$10.54	12/10/2013	–	–	–	–	–
Executive Officer	25,000	–	–	$5.85	12/19/2012	–	–	–	–	–
	20,000	–	–	$3.44	1/2/2011	–	–	–	–	–
	–	20,000	–	$18.13	7/7/2010	–	–	–	–	–

John Shindler	–	20,000	–	$13.39	12/31/2014	2,000	24,360	–	–	23,436
Executive Vice	5,000	–	–	$10.65	6/30/2014	–	–	–	–	–
President and Chief	5,000	–	–	$10.54	12/10/2013	–	–	–	–	–
Financial Officer	10,000	–	–	$5.85	12/19/2012	–	–	–	–	–
	4,000	–	–	$4.38	12/18/2010	–	–	–	–	–

Eddie Wilcox	25,000	–	–	$10.65	6/30/2014	2,500	30,450	–	–	29,295
Executive Vice	5,000	–	–	$10.54	12/10/2013	–	–	–	–	–
President and Chief Banking Officer	10,000	–	–	$7.47	8/4/2013	–	–	–	–	–

Exercised Options and Vested Restricted Stock in 2006

During 2006 no options were exercised and none of the outstanding restricted stock vested.

Pension Benefits

The Company has no pension benefits plans.

Nonqualified Deferred Compensation

The Company offers two nonqualified defined contribution plans–the Director’s Deferred Compensation Plan and the Salary Continuation Plan. During 2006, none of the Named Executives withdrew any amounts from the plans listed in the table below.

Deferred Compensation Plan

The Bank created a Directors’ Deferred Compensation Plan in September 2006 which allows directors to defer board of directors’ fees and allows for additional contributions from any opt out portion of the Long-Term Care Insurance Plan. See Long-Term Care Insurance Plan below. The deferred compensation is credited with interest by the Bank at prime plus one percent and the accrued liability is payable upon retirement or resignation. The Directors’ Deferred Compensation Plan is unfunded. The

Company is under no obligation to make matching contributions to the plan. As of December 31, 2006, the unfunded liability for the plan was $12,659 and the expense for 2006 was $160.

2006 NONQUALIFIED DIRECTOR DEFERRED COMPENSATION

Name	Director Contributions in Last Fiscal Year ($)	Long-Term Care Insurance Plan Opt Out Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawls/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Kenneth A. Boudreau	–	–	–	–	–
John D. Goddard	–	1,333	26	–	1,359
Jeff C. Jones	–	1,333	26	–	1,359
Michael L. McKennon	8,000	499	82	–	8,581
Ronald G. Skipper	–	–	–	–	–
Kent G. Snyder	–	1,333	26	–	1,359

Salary Continuation Plan

The Bank implemented in 2006 a non-qualified supplemental retirement plan for certain executive officers of the Bank. The Salary Continuation Plan is unfunded. The Salary Continuation Plan provides for the annual benefit of $150,000 for Mr. Gardner and $75,000 for Mr. Shindler, which is to be paid out in twelve (12) equal monthly installments commencing on the first day of the month following normal retirement at age 62. The annual benefit shall be distributed to the Executive for fifteen (15) years.

The amount expensed in 2006 under this plan amounted to $74,520, $39,309 for Mr. Gardner and $35,211 for Mr. Shindler. As of December 31, 2006, $74,520 was recorded in other liabilities on the consolidated statements of condition for this plan. The Salary Continuation Plan was accounted for in accordance with SFAS No. 158 as of December 31, 2006.

2006 NONQUALIFIED SALARY CONTINUATION PLAN

Name	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawls/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Steven R. Gardner	39,309	–	–	39,309
President and Chief Executive Officer
John Shindler	35,211	–	–	35,211
Executive Vice President and Chief Financial Officer

Long-Term Care Insurance Plan

The Bank implemented in September 2006 the Long-Term Care Insurance Plan for the named executive officers and directors of the Bank. The non-employee directors may elect not to participate in the insurance plan. For those who opt out, the amount of the insurance premium, up to $4,000 annually, will be recorded each month to their deferred compensation account with interest. The expense for 2006 was $10,925 for this plan.

2006 LONG-TERM CARE INSURANCE

Name	Registrant Contributions in Last Fiscal Year ($)
Kenneth A. Boudreau	1,786
John D. Goddard	1,333
Jeff C. Jones	1,333
Michael L. McKennon	1,333
Ronald G. Skipper	1,333
Kent G. Snyder	1,333
Total Directors	8,451
Steven R. Gardner	834
John Shindler	1,151
Eddie Wilcox	489
Total Named Executives	2,474
Total Long-Term Care Insurance	10,925

Potential Payments Made Upon a Change-in-Control

If a “Change in Control” had occurred as of December 31, 2006, the Company estimates that the value of the retention benefits under the Change of Control Agreements would have been as follows:

	Lump Sum			Accelerated
			Salary	Vesting of
	Severance	Incentive	Continuation	Stock and
	Payment(1)	Payment(2)	Agreements(3)	Option Awards(4)	Total
Steven R. Gardner	600,000	300,000	1,481,294	580,200	2,961,494
President and Chief Executive Officer
John Shindler	–	–	740,647	134,730	875,377
Executive Vice President and Chief Financial Officer
Eddie Wilcox	–	–	–	124,000	124,000
Executive Vice President and Chief Banking Officer

(1)                               Payment based on base salary at fiscal year-end 2006.

(2)                               Payment based on incentive bonus received in 2005.

(3)                               Payments based upon the Salary Continuation Plan as detailed earlier in this document.

(4)                               Accelerated vesting of restricted stock award amounts were determined by calculating the closing price of the Company’s Common Stock on December 29, 2006, and multiplying that by the number of shares for each award at the end of year 2006. Accelerated vesting of stock option amounts were determined by calculating the closing price of the Company’s Common Stock on December 29, 2006 less the option exercise price, and multiplying that by the number of shares for each award at the end of year 2006.

RELATED TRANSACTIONS AND OTHER MATTERS

Transactions with Certain Related Persons

It is the policy of the Company that all permissible transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, contain terms no less favorable to the Company than could have been obtained by it in arm’s-length negotiations with unaffiliated persons and are required to be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

Indebtedness of Management

No Company executive officer or director was indebted to the Company or its subsidiaries in an amount greater than $120,000 at any time since the beginning of 2006, except Mr. McKennon who personally guaranteed, along with his two partners, two loans that their partnership, McKennon Wilson & Morgan, LLP, has outstanding loans with the Bank in amounts of $120,000 or more. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons. As of December 31, 2006, the loans to McKennon Wilson & Morgan, LLP were not classified as a non-accrual, past due, restructured or potential problem loan.

In March of 2007, the Bank made one loan to the partnership of Moore Stephens Wurth Frazer and Torbet, LLP, of which Jeff C. Jones, a director of the Company, is a partner. At March 31, 2007, the balance of the loan was $372,445 and the rate was fixed at 7.625%. The loan was made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, and was made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons. As of March 31, 2007, the loan to Moore Stephens Wurth Frazer and Torbet, LLP was not classified as a non-accrual, past due, restructured or potential problem loan.

Compensation Committee Interlocks and Insider Participation

For 2006, the Company’s Compensation Committee was comprised of Messrs. Skipper, Goddard and Snyder, each of whom was an independent director. No executive officer or employee of the Company participated in Board of Directors’ decisions relating executive compensation. No member of the Board and no employee of the Company serves or has served on the Compensation Committee (or board of directors of a corporation lacking a compensation committee) of a corporation employing a member of the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the related rules and regulations, our directors and executive officers and any beneficial owners of more than 10% of any registered class of our equity securities, are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on our review of copies of these reports and on written representations from such reporting persons, we believe that during 2006 all such persons filed all ownership reports and reported all transactions on a timely basis.

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company’s independent auditors for its fiscal year ended December 31, 2006 were VTD, independent pubic accountants. The Audit Committee of the Board of Directors considered the qualifications and experience of VTD, and, in consultation with the Board of Directors of the Company, appointed them as independent auditors for the Company for the current fiscal year which ends December 31, 2007. Although ratification of our independent auditors by shareholders is not required by law, the Audit Committee and Board of Directors desire to obtain the shareholders’ ratification of such appointment. If ratification of VTD as our independent auditors is not approved by shareholders, the matter will be referred to the Audit Committee for further review.

Representatives of VTD will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions submitted to the Secretary of the Company in advance of the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF VAVRINEK, TRINE, DAY & CO.,
LLP AS THE COMPANY’S INDEPENDENT AUDITOR.

FEES

Aggregate fees for professional services rendered to the Company by VTD for the years ended December 31, 2006 and 2005 were as follows:

	2006	2005
Audit fees(1)	$94,000	$103,000
Audit-related fees(2)	14,000	12,000
Audit and audit-related fees	108,000	115,000
Tax fees(3)	12,000	11,000
Total fees	$120,000	$126,000

Audit Fees

Audit fees are related to the audit of the Company’s annual financial statements for the years ended December 31, 2006 and 2005, and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and annual reports on 10-K for those years.

Audit-Related Fees

Audit-related fees for each of 2006 and 2005 included fees for audits of the Bank’s 401(k) Plan and fees paid related to preparation for Sarbanes-Oxley Section 404 compliance.

Tax Fees

Tax fees in both 2006 and 2005 consisted of tax compliance services in preparation of the Company’s tax returns filed with the Internal Revenue Service and various state tax agencies.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specified audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

In 2006, 100% of Audit-Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2006 with management and with the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as amended (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other things:

•       Methods used to account for significant unusual transactions;

•       The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•       The process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

•       Disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants, VTD, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. Additionally, the Audit Committee has discussed with VTD, the issue of its independence from the Company. Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on form 10-K for the fiscal year ended December 31, 2006. The Audit Committee also recommended the appointment of VTD as the Company’s independent accountants for the year ending December 31, 2007.

AUDIT COMMITTEE
Michael L. McKennon, Chair
Kenneth A. Boudreau
Jeff C. Jones

ANNUAL REPORT

We delivered our Annual Report on Form 10-K for the year ended December 31, 2006, including financial statements and schedules, to our shareholders with this Proxy Statement. Additional copies of the Annual Report on Form 10-K for the year ended December 31, 2006 may be obtained without charge by writing to Investor Relations, Pacific Premier Bancorp, Inc., 1600 Sunflower Avenue, Costa Mesa, California 92626. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2006, are also available at our website, www.ppbi.net/ir and from the SEC at its website, www.sec.gov.

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or us will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or our agent, American Stock Transfer & Trust Co., if you hold registered shares. You can notify American Stock Transfer & Trust Co by sending a written request to: American Stock Transfer & Trust Co., 59 Maiden Lane, New York, NY 10038, or by calling American Stock Transfer & Trust Co., at (800) 937-5449.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Under the rules of the SEC and our bylaws, shareholder proposals that meet certain conditions may be included in our Proxy Statement and Form of Proxy for a particular annual meeting if they are presented to us in accordance with the following:

•       Shareholders that intend to present a proposal at our 2008 Annual Meeting of Shareholders must give notice of the proposal to us no less than ninety (90) days from the tentative date of the 2008 Annual Meeting of Shareholders of May 28, 2008, to be considered timely under our bylaws and for inclusion of such proposal in our Proxy Statement and Form of Proxy relating to that meeting.

•       If the date of the 2008 Annual Meeting is held on a date more than 30 calendar days from May 28, 2008 notice of a proposal must be received by us a reasonable time before we begin to print and mail our proxy materials to be considered for inclusion in our Proxy Statement and Form of Proxy relating to that meeting, otherwise such proposal must be received by us not less than 45 days nor more than 75 days prior to such meeting to be considered timely.

•       Pursuant to Rule 14a-4(c)(1) promulgated under the Securities Exchange Act of 1934, as amended, the proxies designated by us for the 2008 Annual Meeting will have discretionary authority to vote with respect to any proposal that is determined to be untimely. In addition, our bylaws provide that any matter to be presented at the 2008 Annual Meeting must be proper business to be transacted at the Annual Meeting or a proper nomination to be decided on at the Annual Meeting and must have been properly brought before such meeting pursuant to our bylaws.

•       Any proposal by shareholders must include the shareholder’s name and address, as they appear on the Company’s record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company’s capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided.

•       Receipt by us of any proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in our proxy materials or its presentation at the 2008 Annual Meeting because there are other relevant requirements in the SEC’s proxy rules.

•       Our Secretary must receive shareholder proposals or nominations in writing at the executive offices of the Company at 1600 Sunflower Avenue, Costa Mesa, California 92626, Attention: Secretary.

No notice that a shareholder intends to present a proposal at the Company’s 2007 Annual Meeting of Shareholders was received by the Company on or before March 30, 2007.

OTHER MATTERS

The Board of Directors knows of no business, which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record-holder to vote personally at the Annual Meeting.

By Order of the Board of Directors,

John Shindler
Corporate Secretary
Executive Vice President
Costa Mesa, California
May 3, 2007

REVOCABLE PROXY

PACIFIC PREMIER BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

May 23, 2007

9:00 a.m., Pacific Time

The undersigned hereby appoints the official proxy committee of the Board of Directors of Pacific Premier Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the Company which the under signed is entitled to vote only at the Annual Meeting of Stockholders to be held on May 23, 2007 at 9:00 a.m., Pacific Time, at the corporate headquarters of Pacific Premier Bank located at 1600 Sunflower Avenue, Costa Mesa, California 92626, and at any and all adjournments thereof, as indicated on the back of this proxy.

(Continued on the other side - important to mark, date and sign on the other side.)

ANNUAL MEETING OF STOCKHOLDERS OF

PACIFIC PREMIER BANCORP, INC.

May 23, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. The election as directors of the nominees listed (except		2. The ratification of the appointment	☐	☐	☐
as marked to the contrary below)		of Vavrinek, Trine, Day &Co., LLP as independent auditors of Pacific Premier Bancorp, Inc. for the fiscal year ending December 31, 2007.
NOMINEES:
☐ FOR ALL NOMINEES	☐ Steven R. Gardner

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting of Stockholders, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting of Stockholders.

☐ Jeff C. Jones
☐ WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐ FOR ALL EXCEPT
(See instructions below)

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 30, 2007.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒		THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder		Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

PACIFIC PREMIER BANCORP, INC.

May 23, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER

ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone or the Internet

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. The election as directors of the nominees listed (except		2. The ratification of the appointment	☐	☐	☐
as marked to the contrary below)		of Vavrinek, Trine, Day &Co., LLP as independent auditors of Pacific Premier Bancorp, Inc. for the fiscal year ending December 31, 2007.
NOMINEES:
☐ FOR ALL NOMINEES	☐ Steven R. Gardner

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting of Stockholders, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting of Stockholders.

☐ Jeff C. Jones
☐ WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐ FOR ALL EXCEPT
(See instructions below)

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 30, 2007.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒		THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder		Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.